Marcus & Millichap

                        REAL ESTATE SALES CONTRACT

THIS DOCUMENT IS MORE THAN A RECEIPT FOR MONEY. THIS DOCUMENT IS INTENDED TO BE A LEGALLY BINDING CONTRACT. READ IT CAREFULLY.

Seller is AEI Net Lease Income & Growth Fund XX Limited Partnership and AEI Income & Growth Fund XXII Limited Partnership which both own a 50% interest in the fee simple title to the CHAMPP'S AMERICANA RESTAURANT (the
"Property") located at 9424 Civic Center Blvd, in the Township of West Chester, County of Butler, State of Ohio, and more particularly described in the legal description annexed hereto in Exhibit "A" . Buyer is Jeffrey Greene and/or assigns.

Upon acceptance Land America Commercial Services Attn: Allen Brown ("Escrow/Title/Closing Agent") has received from Buyer the sum of one hundred fifty thousand dollars ($150 , 000) in the form of a wire transfer. This sum is a deposit ("Deposit") to be applied to the purchase price of the Property.

The Property shall also include Seller's interests in:

   1. Any and all privileges and appurtenances pertaining to the Property, including any right, title and interest of Seller in or to adjacent streets, alleys or right(s)-of-way;

   2. Any and all leases, licenses, occupancy agreements, permits, rents, warranties, guarantees or security deposits with respect to the Property, or any portion thereof;

                           TERMS AND CONDITIONS

For the mutual covenants contained in this Real Estate Sales Contract ("Agreement"), Seller agrees to convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the following terms and conditions:

1) PURCHASE PRICE: The total purchase price for the Property is four million two hundred ninety-four thousand dollars ($4,294,000) ("Purchase Price").

2) DEPOSIT: Buyer will deposit one hundred fifty thousand ($150,000) in the form of a wire transfer with the Escrow/Title/Closing Agent (a) Deposit shall be applied on purchase price or returned to Buyer when transaction is closed; (b) if Seller fails or refuses to perform, or if the Property is made unmarketable by Seller, or by Acts of God, or any contingency is not satisfied or waived, the Deposit shall be returned; however, once the contingencies set forth in paragraph(s) 5; 6; 6.1; 7; 7.1, 7.2; 7.3 are removed, Buyer's Deposit shall be nonrefundable; (c) if Buyer fails or refuses to perform, this Deposit shall be paid to Seller. If the parties are unable to agree upon the disposition of the Deposit, then upon the request of either Buyer or Seller for the return or payment of the Deposit, the Closing Agent holding the Deposit shall give written notice to the other party of such request, and shall advise the other party that such Deposit shall be returned or paid in accordance with such request unless the other party delivers written objection thereto within 20 days after receipt of such notice. If the Closing Agent does not receive any written objection within such 20-day period, then the Closing Agent shall return or pay such Deposit in accordance with such request. If the other party objects in writing within such 20-day period, Closing Agent shall retain the Deposit until (i) Buyer and Seller have settled the dispute; (ii) disposition has been ordered by a final court order; or (iii) Closing Agent deposits said amount with a court pursuant to applicable court procedures. The return or payment of such Deposit shall not in any way prejudice the rights of Seller, Buyer or Closing Agent(s) in any action for damages or specific performance.

3) CLOSING DATE: The, completion of this Agreement and close of the transaction hereunder shall take place at the office of Land America Commercial Services Attn: Allen Brown ("Closing Agent") located at 1850 N. Central Avenue, Suite 300 Phoenix, AZ 85004, unless otherwise agreed in writing by Buyer and Seller. Within three (3) calendar days of the Effective Date of this Agreement, as defined in paragraph 33 below, Seller and Buyer agree to prepare, execute and cause to be delivered to the Closing Agent such instructions and other documents as may be necessary and appropriate to complete this Agreement and close the transaction. Should the instructions or other closing documents, if any, fail to be executed or delivered as required, Closing Agent shall, and hereby is, directed to close the transaction pursuant to the terms and conditions of this Agreement. "Closing Date" shall mean the date on which the document(s) transferring title to the Property to Buyer or Buyer's designee is recorded, which shall occur on or before February 24, 2008. All closing costs shall be paid in accordance with the following

 A) Seller's closing costs
     i) Title insurance for the premium for a base owners policy without special endorsements
     ii)  Conveyance/Transfer tax fees for Butler County
     iii) Search & Exam: $500
     iv)  Commitment Fee: $100
     v)   Overnight/Delivery Fees $25

 C) Buyer & Seller Split costs
     ix)  Closing fee: $750
     x)   Document Delivery: $200

    On or before the Closing Date, both Buyer and Seller shall prepare and exchange executed Real Estate Transfer Declarations.

4) TAXES AND ASSESSMENTS: A). Because the Property is subject to a net lease, the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller warrants that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property.

    (B). All income, including rent and all operating expenses from the Property, if any that are not paid by the tenant, shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the date of Closing. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.

5) TITLE: Within five (5) calendar days after the Effective Date of this Agreement, Seller shall order to be furnished at Seller's expense, to Buyer a title commitment and policy for an owner's policy of title insurance [ALTA Form B (1992 Rev. 10-17-92)] ("Commitment") to be issued at the Closing Date by Land America Commercial Services Attn:
    Allen Brown (the "Title Company") through the Closing Agent for the Property. The title evidence shall be certified to within thirty (30) days prior to closing with endorsement not before 8:00 a. m. on the business day prior to the date of closing, all in accordance with the standards of the local Bar Association, and shall show in Seller marketable title in fee simple free and clear of all liens and encumbrances except: (a) those created by or assumed by Buyer;
    (b) those specifically set forth in this contract; (c) zoning ordinances; (d) legal highway and (e) covenants, restrictions, conditions and easements of record that do not unreasonably interfere with present lawful use, (or Buyer's intended use which is investment
    property).   Buyer shall pay any additional costs incurred in
    connection with mortgage title insurance issued for the protection of Buyer's lender. Within twenty (20) calendar days following receipt thereof, Buyer shall either approve in writing the exceptions contained in said Commitment or specify in writing any exceptions which may interfere with Buyer's intended use of the Property. If
    Buyer objects to any exceptions, Seller shall, within five (5) business days after receipt of Buyer's objections, deliver to Buyer written notice that either (i) Seller will, at Seller's expense, attempt to remove the exception(s) to which Buyer has objected before the Closing Date or (ii) Seller is unwilling or unable to eliminate said exception(s). If Seller fails to so notify Buyer or is unwilling or unable to remove any such exception by the Closing Date, Buyer may either (i) elect to terminate this Agreement and receive back the entire Deposit, in which event Buyer and Seller shall have no further obligations under this Agreement; or, alternatively, (ii) Buyer may elect to purchase the Property hereunder subject to such exception(s). Any survey, as may be required by any lender or Title Company, shall be paid for by Buyer.

    Seller shall convey to Buyer (or to such other person or entity as Buyer may specify) marketable fee title by Limited or Special Warranty Deed to the Property subject only to the exceptions approved or accepted by Buyer in accordance with this Agreement. Title shall be insured by a fee owner's policy of title insurance acceptable to Buyer issued by the Title Company in the amount of the purchase price with the premium paid by Seller. On the Closing Date, Seller shall sign an affidavit with respect to off-record title matters in accordance with the community custom.

6)   FINANCING CONTINGENCIES:

6.1) NEW FIRST LOAN: Buyer shall use Buyer's best efforts, at Buyer's expense, to obtain a new first loan ("First Loan") acceptable to the buyer. First Loan shall be secured by a new first mortgage on the Property. Buyer shall submit a written application to obtain First Loan to a bona fide lender within TEN(10) calendar days of the Effective Date and shall comply with lender's application requirements. Buyer shall authorize said lender to disclose to Agent and Seller the status of the loan application review and approval upon request. If Buyer fails to apply as required hereinabove, or if Buyer fails to notify Seller in writing that Buyer has obtained the First Loan within thirty
    (30) calendar days of the Effective Date, this Agreement shall be null and void, and all Deposits shall be returned to Buyer. Seller shall pay any pre-payment penalties, if any, on any existing financing of Seller not taken subject to or assumed by Buyer.

7)   INSPECTION CONTINGENCIES:

7.1) BOOKS AND RECORDS. Seller agrees to provide Buyer with the items listed below within five (5) calendar days following the Effective
    Date:

    a.   Net Lease Agreement dated December 6, 2002.
    b.   Guarantee of the Net Lease dated December 6, 2002.
    c.   First Amendment to Net Lease dated January 1, 2004.
    d. Phase 1 Environmental & Soil Report dated October 24 2002 within this time period or advises Buyer that it will not correct any disapproved item, Buyer will have three (3) calendar days to notify Seller either that it is waiving the disapproved item. Buyer's failure to waive any disapproved item will cause this transaction to be canceled and Buyer's deposit will be immediately refunded to Buyer.

7.2)  INSPECTION  OF  PROPERTY: Within fifteen (15) calendar  days  of  the
    Effective Date, Buyer shall inspect and approve the "AS IS" condition of the Property, including, but not limited to its physical condition, the quality of any construction, the soil conditions, and the presence or absence of lead-based paint or other hazardous materials on or about the Property, and to notify the Seller in writing that Buyer approves the "AS IS" condition of the Property. Buyer fails to timely approve the condition of the Property, this Agreement shall be rendered null and void, Buyer and Seller shall have no further obligations under this Agreement, and all Deposits shall be returned to Buyer.

7.3)  COMPLIANCE  WITH LAWS: Within fifteen calendar days of the  Effective
    Date, Buyer shall investigate and notify Seller in writing of Buyer's acceptance and approval of the Property's compliance with Federal, State and local laws and ordinances including but not limited to any environmental information, access, safety standards, or retrofit requirements as a condition of sale or transfer. If approved by Buyer, Buyer shall comply with and pay for these compliance requirements. If Buyer fails to timely approve any compliance requirement, if any, this Agreement shall be rendered null and void, Buyer and Seller shall have no further obligations hereunder, and all Deposits shall be returned to Buyer.

8) ESTOPPEL CERTIFICATES (Commercial Leased Properties): Seller shall obtain and deliver to Buyer, within seven (7) calendar days of the anticipated Closing Date set forth in paragraph 3, estoppel letters or certificates from each tenant, licensee or other occupant at the Property stating: (a) the date of commencement and the scheduled date of termination of their lease, license or occupancy agreement; (b) the amount of any advanced payments, rents and rent deposits paid to Seller; (c) the amount of monthly (or other periodic) payments to Seller; (d) that the lease, license or other occupancy agreement is in full force and effect and that there have been no modifications or amendments thereto, or, if there have been any modifications or amendments, a complete explanation of same; (e) the approximate square footage of the space within the Property they occupy (if set forth in any agreement); and (f) that there is no default under the terms of the lease, license or other occupancy agreement by Seller or Seller's agents. Buyer shall have five (5) calendar days after receipt of the estoppel letters or certificates to approve the same. Buyer may only disapprove said estoppel letters and certificates, and cancel this Agreement, if the letters and certificates: (i) reflect a discrepancy from any documentation previously provided by Seller, not already discovered by Buyer, and materially affects the economics of this Agreement, or, (ii) reveal a previously undisclosed material breach of one of the leases, licenses or other occupancy agreements. Upon such reasonable disapproval, this Agreement shall be rendered null and void, Buyer and Seller shall have no further obligations hereunder, and all Deposits shall be returned to Buyer.

11)  LEAD-BASED PAINT HAZARDS (Property With 4 or More Residential Units
    Only): N/A Intentionally Deleted

12)  PERSONAL PROPERTY: N/A Intentionally Deleted

13) BUYER EXCHANGE: Seller agrees to cooperate should Buyer elect to purchase the Property as part of a like-kind exchange under IRC Section 1031. Buyer's contemplated exchange shall not impose upon Seller any additional liability or financial obligation, and Buyer agrees to hold Seller harmless from any liability that might arise from such exchange. This Agreement is not subject to or contingent upon Buyer's ability to dispose of its exchange property or effectuate an exchange. In the event any exchange contemplated by Buyer should fail to occur, for whatever reason, the sale of the Property shall nonetheless be consummated as provided herein.

14) "AS IS" CONDITION OF PROPERTY: Buyer and Seller understand and agree that the Property is being conveyed to Buyer hereunder in its "AS IS" condition. Seller acknowledges and Buyer agrees that Buyer has, or will have, inspected and approved the Property in its "AS IS" condition prior to the Closing Date. Buyer further acknowledges and agrees that Seller has not made or makes any representation or warranty of any kind including but not limited to the condition or value of the Property, or its suitability for Buyer's intended use, upon which Buyer is relying in executing this Agreement and purchasing the Property hereunder. Buyer acknowledges and agrees that Buyer shall perform any and all due diligence required by Buyer to purchase the Property in its "AS IS" condition under this Agreement.

                                                         Buyer's  Initials:
                                                         /s/

15) RISK OF LOSS: Risk of loss to the Property shall be borne by Seller until title has been conveyed to Buyer or Buyer's designee. In the event that the improvements on the Property are destroyed or materially damaged between the Effective Date of this Agreement and the Closing Date, Buyer shall have the option of demanding and receiving back the Deposit, with the parties being released from all obligations of this Agreement, or, alternatively, taking such improvements as Seller can deliver. Upon Buyer's removal of all inspection contingencies set forth in this Agreement relating to the condition of the Property, Seller shall maintain the Property through the Closing Date in substantially the same condition and repair as approved by Buyer, reasonable wear and tear excepted.

16) POSSESSION: Possession of the Property shall be delivered to Buyer on the Closing Date, subject to any and all existing possession rights of any tenants, invitees, licensees or other occupants, if any.

17) LIQUIDATED DAMAGES/NON-REFUNDABLE DEPOSIT UPON CONTINGENCY REMOVAL:
    Upon the removal increased by the terms hereof) as liquidated damages, which shall be Seller's sole and exclusive remedy in law or at equity for Buyer's default.

18) APPROPRIATION. If appropriation proceedings should be commenced against the Property or if any governmental authority should notify Seller of its intention to acquire the same pursuant to the power of eminent domain prior to the Closing, then Seller shall notify Buyer thereof. In such event, Buyer shall have the right, at its option: (i) to proceed with the transaction by giving to Seller written notice thereof, in which event Buyer shall have the right to negotiate with and sell to such governmental authority or to contest such appropriation in litigation proceedings, and shall be entitled to all proceeds thereof, and Seller shall convey the Property subject to such proceedings and shall receive the Purchase Price specified in this Agreement on the Closing Date; or (ii) to terminate this Agreement by giving to Seller written notice of such termination. The election of Buyer shall be exercised by written notice given to Seller within 10 days after Seller has given to Buyer written notice of such governmental action. The failure by Buyer to so notify Seller shall constitute an election to proceed with the transaction.

19)  OTHER BROKERS. Buyer and Seller agree that no broker other than Marcus
    & Millichap is involved in this sale. Seller agrees to pay Marcus & Millichap according to Seller's separate agreement with Marcus& Millichap; other than the foregoing, each party agrees to pay the fees of any broker claiming a commission by or through the representation of such party, and shall hold the other party harmless from such claims.

20) SUCCESSORS & ASSIGNS: This Agreement and any addenda hereto shall be binding upon and inure to the benefit of the heirs, successors, agents, representatives and assigns of the parties hereto.

21) ATTORNEYS' FEES: In any dispute arising out of this Agreement or the transaction contemplated herein, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including costs of arbitration or other legal proceeding, in addition to any other relief to which the prevailing party may be entitled.

22)  TIME: Time is of the essence of this Agreement.

23) NOTICES: All notices required or permitted hereunder shall be given to the parties in writing (with a copy to Agent) at their respective addresses as set forth below, unless otherwise agreed by the parties. Should the date upon which any act required to be performed by this Agreement fall on a Saturday, Sunday or holiday, the time for performance shall be extended to 5:00 p.m. the next business day.

24) FOREIGN INVESTOR DISCLOSURE: Seller and Buyer agree to execute and deliver any instrument, affidavit or statement, and to perform any act reasonably necessary to carry out the provisions of the Foreign Investment in Real Property Tax Act and regulations promulgated thereunder.

25) ADDENDA: Any future modification of this Agreement will be effective only if in the form of an addenda to this Agreement, in writing, signed by the party(ies) to be charged.

26) ACCEPTANCE AND EFFECTIVE DATE: Buyer's signature hereon constitutes an offer by Buyer to acquire the Property from Seller on the terms and conditions set forth herein, and acknowledges Buyer's receipt of a copy of this offer. Unless acceptance hereof is made by Seller's execution of this Agreement and delivery of a fully executed copy to Buyer or Buyer's agent, either in person or by mail at the address shown below, on or before January 25, 2008, this offer shall be null and void, the Deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder. Delivery shall be effective upon personal delivery to Buyer, if any, or, if by mail, on the next business day following the date of postmark. The "Effective Date" of this Agreement shall be the later of (a)the date on which Seller executes this Agreement, or (b) the date of written acceptance (by either Buyer or Seller) of the final counter-offer submitted by the other party.

    This Agreement may be executed in counterparts, and transmitted by facsimile by and to the parties, and each such counterpart shall be deemed an original, and all of them together shall constitute a single instrument.

27) GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

28) NON-DISCRIMINATION: Buyer and Seller acknowledge that it is illegal for either Seller, Buyer or Agent to refuse to lease or sell to any person on the basis of, without limitation, race, color, religion, national origin, sex, age, marital status or physical disability.

29) INTEGRATION  AND  SURVIVAL:  This  Agreement  contains  the   entire
    understanding and agreement between the parties concerning the subject matter herein, and supersedes any and all prior agreements, understandings, promises, representations and warranties, whether written or oral, between the parties, concerning the subject matter hereof. Should any provision of this Agreement or portion thereof be deemed illegal, invalid or otherwise unenforceable, then to the maximum extent permitted by law, the remainder of the Agreement shall remain valid and binding as between the parties.

30) COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall writing within 24 hours of receipt of any election by Tenant either to waive or exercise its right of first refusal as to this transaction.

    Upon expiration of Tenant's right of first refusal, Seller shall provide Buyer with a written representation that Tenant has not timely or properly exercised such right, or the terms of Tenant's waiver.


THE PARTIES ARE ADVISED TO CONSULT WITH THEIR RESPECTIVE ATTORNEYS CONCERNING THE LEGAL EFFECT AND VALIDITY OF THIS AGREEMENT PRIOR TO ITS
EXECUTION. The undersigned Buyer hereby offers and agrees to acquire the Property for the Purchase Price and upon the terms and conditions of this Agreement. This offer is made by Buyer to Seller on this 22nd day of January, 2008.







BUYER:  Jeff Greene, and/or Assignee    ADDRESS:    8491 West Sunset Blvd
                                                    Suite 497
                                                    West Hollywood, CA  90069

SIGNED: /s/ Jeff Greene 1/22/08

DATE:                                   TELEPHONE:  323.462.3900



SELLER:  AEI Net Lease Income & Growth  ADDRESS:    1300 Wells Fargo Place
         Fund XX Limited Partnership, by
         its General Partner
         AEI Fund Management XX, Inc.
         Robert P Johnson, President                30 East Seventh Street
                                                    St. Paul, MN  55101

SIGNED:  Robert P Johnson, Preident

DATE:    /s/ Robert P Johnson 1/25/08   TELEPHONE:  651.227.7333




SELLER:  AEI Income & Growth Fund XXII  ADDRESS:    1300 Wells Fargo Place
         Limited Partnership, by                    30 East Seventh Street
         its General Partner                        St. Paul, MN  55101
         AEI Fund Management XXI, Inc.
         Robert P Johnson, President


SIGNED:  Robert P Johnson, Preident

DATE:    /s/ Robert P Johnson 1/25/08   TELEPHONE:  651.227.7333



                                  EXHIBIT A
                             LEGAL DESCRIPTION

                               2.009 ACRES

  Situated in the State of Ohio, County of Butler, Township of West Chester, located in Section 27, Township 2, Range 2, between the Miami Rivers and being out of that 98.914 acre tract as conveyed to Cincinnati Specialty Center, LLC by deed of record in Official Record 6694, Page 273 (all references refer to the records of the Recorder's Office, Butler County,
Ohio) and more particularly bounded and described as follows:

  Beginning for reference, at a mag nail set in the centerline of Allen Road at the common corner of Section 26, 27, 32 and 33, being the southwesterly corner of 98.914 acre tract, and being the southeasterly corner of Parcel II as conveyed to Beaver Creek partners, LLc by deed of record in Official Record 6359, Page 924;

  thence North 05 06' 53" East, with the common line between Sections 27 and 33, being the easterly line of said Parcel II and the easterly line of Parcel 1 of said Beaver Creek Partners, being the westerly line of said
98.914 acre tract, a distance of 2133.10 feet to an iron pin set in the easterly right-of-way line of Interstate 75, being the easterly line of that 12.719 acre tract as conveyed to the Butler County Transportation Improvement District of record in Official Record 6109, Page 2259;

  thence with said right-of-way line, the easterly line of said 12.719 acre tract, the following courses and distances:

      North 58 09' 07" East, a distance of 338.02 feet to an iron pin set;

      North 67 42' 19" East, a distance of 385.01 feet to an iron pin set;

      North 60 16' 29" East, a distance of 260.77 feet to an iron pin set;

      North 49 22' 25" East, a distance of 183.83 feet to an iron pin set at the True Point of Beginning;

      thence North 49 22' 25" East, continuing with said right-of-way line, a distance of 203.35 feet to an iron pin set in the southerly right-of-way line of Union Centre Boulevard;

      thence South 62 38' 01" East, with said southerly right-of-way line, being the southerly line of said 12.719 acre tract, a distance of 119.75 feet to an iron pin set;

      thence across said 98.914 acre tract, the following courses and distances;

      South 27 12' 29" West, a distance of 38.32 feet to an iron pin set;

      South 02 57' 36" East, a distance of 328.65 feet to an iron pin set on the arc of a curve to the right;


      southwesterly with the arc of said curve (Delta 06 23'30", Radius
344.41 feet) a chord bearing and distance of South 88 48' 20" West, 38.40 feet to an iron pin set at a point of reverse curvature;

      southwesterly with the arc of said curve (Delta 08 12' 24", Radius
322.64 feet) a chord bearing and distance of South 87 53' 53" West, 46.17 feet to an iron pin set at a point of tangency;

      South 83 47' 41" West, a distance of 44.33 feet to an iron pin set at a point of curvature of a cure to the left;

     southwesterly with the arc of said curve (Delta 07 12' 10" Radius
 630.00 feet) a chord bearing and distance of South 80 11' 30" West,
 79.15 feet to an iron pin set;

     North 12 56' 43" West, a distance of 83.81 feet to an iron pin set; and

     North 08 58' 42" West, a distance fo 227.71 feet to the True Point of Beginning containing 2.009 acres of land, more or less

     Subject, however, to all legal rights-of-way and/or easements, if any, of previous record.

     Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMHT INC.

     The bearing herein are based on the same meridian as the bearings shown on the centerline survey for BUT-75-2.414, in which the centerline of Interstate 75 has a bearing of North 40 17' 04" East.



                             EVANS, MECHWART, HAMBLETON & TILTON, INC

[state of Ohio seal]          /s/ Clark E White 10/24/02

                                    Clark E White
                                A Registered Surveyor No 7868
                                BUTLER COUNTY PLANNING COMMISSION
                                FOR THE PURPOSES OF CONVEYANCE OF
                                TITLE, DOES NOT CONSTITUE A ZONING
                                CERTIFICATE OF BUILDING PERMIT
                                NO PLAT REQUIRED


VOLUME 43 PAGE 127
BUTLER COUNTY ENGINEER                              REVIEWED
                                           DEPT. OF PLANNING & ZONING
RECORD OF LAND SURVEYS                     DATE 10/29/02
                                           SIGNATURE  /S/ M SMOTS